UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

_________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

FLEXSHOPPER, INC.

(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if, Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

901 Yamato Road, Suite 260
Boca Raton, Florida 33431

September 9, 2024

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FlexShopper, Inc. to be held at 10:00 a.m., local time, on Monday, October 7, 2024, at our executive offices located at 901 Yamato Road, Boca Raton, Florida 33431.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2024 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,
/s/ H. Russell Heiser Jr.
H. Russell Heiser Jr.
Chief Executive Officer

FLEXSHOPPER, INC.
901 Yamato Road, Suite 260
Boca Raton, Florida 33431

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 7, 2024

To the Stockholders of FlexShopper, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of FlexShopper, Inc., a Delaware corporation, will be held on the Monday, October 7, 2024, at 10:00 a.m., local time, at our executive offices located at 901 Yamato Road, Boca Raton, Florida, for the following purposes:

1.      To elect the five nominees to the Board of Directors to serve for one year.

2.      To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 40,000,000 to 100,000,000 shares of common stock.

3.      To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

4.      To approve an amendment to our 2018 Omnibus Equity Compensation Plan increasing the total number of shares reserved for issuance thereunder and the number of shares available for issuance as incentive stock options.

5.      To ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2024.

6.      To transact such other business as may properly come before the annual meeting.

Only stockholders of record at the close of business on August 16, 2024, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ H. Russell Heiser Jr.
H. Russell Heiser Jr.
Chief Executive Officer

Boca Raton, Florida
September 9, 2024

PROXY STATEMENT

i

FLEXSHOPPER, INC.
901 Yamato Road, Suite 260
Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors (the “Board”) of FlexShopper, Inc. (the “Company,” “FlexShopper,” “we,” “us” or “our”) is providing these materials to you in connection with FlexShopper’s annual meeting of stockholders. The annual meeting will take place on Monday, October 7, 2024, at 10:00 a.m., local time, at our executive offices located at 901 Yamato Road, Boca Raton, Florida. This proxy statement is being mailed to stockholders on or about September 9, 2024.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•        this proxy statement for the annual meeting;

•        a proxy card for the annual meeting; and

•        our Annual Report on Form 10-K for the year ended December 31, 2023.

What items will be voted on at the annual meeting?

There are five proposals scheduled to be voted on at the annual meeting:

•        the election of the five nominees to the Board to serve one year;

•        the approval of an amendment to the Company’s certificate of incorporation (the “Charter”) to increase the number of authorized shares of our common stock from 40,000,000 to 100,000,000 shares of common stock.

•        the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•        the approval of an amendment to the Company’s 2018 Omnibus Equity Compensation Plan (the “2018 Plan”) increasing the total number of shares reserved for issuance thereunder; and

•        the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ending December 31, 2024.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•        FOR the five nominees to the Board;

•        FOR the approval of the amendment to the Charter to increase the number of authorized shares of our common stock from 40,000,000 to 100,000,000 shares of common stock;

•        FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•        FOR the approval of an amendment to the 2018 Plan increasing the total number of shares reserved for issuance thereunder and the number of shares available for issuance as incentive stock options; and

•        FOR the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•        stockholders as of the close of business on August 16, 2024 (the “record date”);

•        holders of valid proxies for the annual meeting; and

•        our invited guests.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board has set August 16, 2024 as the record date. All record holders of FlexShopper common stock and preferred stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. Each share of Series 1 Preferred Stock is entitled to 1.32230 votes, voting together as a single class with holders of common stock and Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is entitled to 266.2942 votes, voting together as a single class with holders of common stock and Series 1 Preferred Stock.

As of the record date, there were 21,597,371 shares of common stock entitled to 21,597,371 votes at the annual meeting, 170,332 shares of Series 1 Preferred Stock entitled to 225,231 votes at the annual meeting, and 21,952 shares of Series 2 Preferred Stock entitled to 5,845,695 votes at the annual meeting, for a total of 27,668,297 voting shares.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of FlexShopper stock is reflected directly on the books and records of our transfer agent, Continental Stock Transfer & Trust Company. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record and wish to attend the annual meeting, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•        In person.    Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•        By mail.    Stockholders of record may vote by signing and returning the proxy card provided.

•        Via the Internet.    You may vote by proxy, or via the Internet by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

•        Beneficial owners of shares held in “street name.”    You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the annual meeting by:

•        timely delivering a properly executed, later-dated proxy;

•        delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•        voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.”    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”), the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (“Proposal 3”), and the approval of an amendment to the 2018 Plan (“Proposal 4”) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

The approval of the amendment to the Charter (“Proposal 2”) and the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2024 (“Proposal 5”) are considered routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2 or Proposal 5.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of stock entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•        Proposal 1: Election of Directors.    The five nominees receiving the highest number of votes will be elected as directors.

•        Proposal 2: Approval of an amendment to the Charter.    Approval of an amendment to the Charter will be considered obtained if a majority of the votes cast on the matter votes in favor of the proposal.

•        Proposal 3: Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.    Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers will be considered obtained if a majority of the votes cast on the matter votes in favor of the proposal.

•        Proposal 4: Approval of an amendment to the 2018 Plan.    Approval of amendments to the 2018 Plan will be considered obtained if a majority of the votes cast on the matter votes in favor of the proposal.

•        Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm.    The Audit Committee’s appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2024 will be ratified if a majority of the votes cast on the matter votes in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. Broker non-votes and abstentions are not counted as votes cast at the annual meeting and, therefore, will have no effect on Proposal 1, Proposal 3 or Proposal 4. We expect no broker non-votes on Proposal 2 and Proposal 5 because such proposals are considered routine matters, thus brokers will have discretion to vote on such proposals if you do not provide voting instructions to your broker for such proposals. Abstentions will have no effect on Proposal 2 or Proposal 5.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

How can I submit a proposal for the 2025 annual meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in our Proxy Materials.    Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2025 annual meeting of stockholders must be received by May 12, 2025, provided however, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary date of this year’s meeting then the deadline is a reasonable time before we begin to print and mail proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Secretary of our company at 901 Yamato Road, Suite 260, Boca Raton, Florida 33431.

Requirements for Stockholder Proposals to Be Brought Before the 2025 Annual Meeting of Stockholders.    Notice of any director nomination or other proposal that you intend to present at the 2025 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2025 annual meeting of stockholders, must be delivered to our Secretary at 901 Yamato Road, Suite 260, Boca Raton, Florida 33431 not earlier than the close of business on June 9, 2025 and not later than the close of business on July 9, 2025, provided, however, that if the date of the 2025 annual meeting is more than 30 days before or more than 70 days after the date of this year’s meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of 90th day prior to the 2025 annual meeting or the 10th day following the day on which public announcement of the date of the 2025 annual meeting is made by the Company. In addition, your notice must set forth the information required by our Bylaws with respect to each director nomination or other proposal that you intend to present at the 2025 annual meeting of stockholders.

In addition to the foregoing, in order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2025 annual meeting of stockholders, notice must be submitted no later than August 8, 2025, and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2025 annual meeting of stockholders changes by more than 30 days from this year’s annual meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which we first publicly announce the date of the 2025 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of August 31, 2024 by:

•        each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•        each named executive officer and directors;

•        all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o FlexShopper, Inc. at 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s Series 1 or Series 2 Preferred Stock) within 60 days after August 31, 2024 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares owned as of August 31, 2024 is based upon 21,568,314 shares of common stock on that date.

Name and Address of Beneficial Owner	Shares of Common Stock		Number of Shares Underlying Convertible Preferred Stock, Options and Warrants		Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Stockholders
B2 FIE V, LLC(1)	—		5,325,888	(2)	5,325,888	19.8%
Waterfall Asset Management, LLC(3)	1,629,547		—		1,629,547	7.5%
Perkins Capital Management, Inc(4)	1,281,460		—		1,281,460	5.9%
John Steven Emerson(5)	1,750,621		—		1,750,621	8.1%
Directors and Executive Officers
Howard S. Dvorkin	6,648,058	(6)	2,889,185	(7)	9,574,243	27.3%
James D. Allen	150,000		449,430	(8)	599,430	2.7%
Sean Hinze	—		—		—	*
Thomas O. Katz	80,000		474,430	(9)	554,430	2.5%
T. Scott King	312,000		668,648	(10)	980,648	4.4%
John Davis	76,824		226,451	(11)	303,275	1.4%
H. Russell Heiser Jr.	939,874		1,060,718	(12)	2,000,292	4.2%
All directors and executive officers as a group (7 persons)	8,243,756		5,768,862		14,012,618	30.2%

____________

*        Less than one percent of outstanding shares.

(1)      Based solely on the Schedule 13D filed on June 21, 2016 by Pacific Investment Management Company LLC (“PIMCO”). According to the filing, B2 FIE V LLC (“B2 FIE”) was formed solely for the purpose of investing in our company. PIMCO BRAVO Fund II, L.P. (“Bravo II”) is the sole member of B2 FIE and operates as a pooled investment fund and invests (among other things) in operating companies. PIMCO GP XII, LLC (“PIMCO GP”) is the sole general partner of Bravo II. PIMCO is the sole managing member of PIMCO GP and has the power to make voting and investment decisions regarding the shares of our preferred stock held by B2 FIE. Each of Bravo II, PIMCO GP and PIMCO disclaims beneficial ownership of the series 2 preferred stock except to the extent of its pecuniary interest therein. The address for this stockholder is 650 Newport Center Drive, Newport Beach, CA 92660.

(2)      Consists of shares of common stock issuable upon the conversion of 20,000 shares of Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is convertible into 266.2942 shares of common stock, based on the Series 2 Preferred Stock issue price of $1,000 per share and a conversion rate of $3.76 per share.

(3)      Based solely on the Schedule 13D filed by the Waterfall Reporting Persons (as defined below) with the SEC on March 16, 2015 and a Form 4 filed by Waterfall (as defined below) with the SEC on May 23, 2018. Waterfall Eden Master Fund, Ltd. (“WEMF”) owns 883,118 shares of common stock, or approximately 4.1% of outstanding shares of common stock after subsequent dilution. Waterfall Delta Offshore Master Fund, LP (“WDOMF”) owns 495,251 shares of common stock, or approximately 2.3% of outstanding shares of common stock after subsequent dilution. Waterfall Delta GP, LLC (“WDGP”), as general partner of WDOMF, may be deemed to share beneficial ownership of the shares owned by WDOMF. Waterfall Sandstone Fund, LP (“WSF”) owns 251,178 shares of common stock, or approximately 1.2% of outstanding shares of common stock after subsequent dilution. Waterfall Sandstone GP, LLC (“WSGP” and, collectively with WEMF, WDOMF and WSF, the “Waterfall Funds”), as general partner of WSF, may be deemed to share beneficial ownership of the shares owned by WSF. Waterfall Asset Management, LLC (“Waterfall”), as the investment adviser to the Waterfall Funds, and Thomas Capasse and Jack Ross, as members of Waterfall, may be deemed to share beneficial ownership of the 1,629,547 shares of common stock owned by the Waterfall Funds, or approximately 7.5% of outstanding shares of common stock. Because of the relationships described above, Messrs. Capasse and Ross, WEMF, WDGP, WDOMF, WSGP and WSF (collectively, the “Waterfall Reporting Persons”) may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act and, as such, each member of the group could be deemed to beneficially own, in the aggregate, all of the shares of common stock held by members of the group. The Waterfall Reporting Persons do not admit that they constitute a group within the meaning of Rule 13d-5. Each of the Waterfall Reporting Persons disclaims beneficial ownership of the shares of common stock referred to herein that such Reporting Person does not hold directly. Waterfall and Messrs. Capasse and Ross share the power to vote and direct the disposition of the shares owned by the Waterfall Funds. WDGP may be deemed to share the power to vote and direct the disposition of the shares owned by the WDOMF, and WSGP may be deemed to share the power to vote and direct the disposition of the shares owned by WSF. The address for each of the Waterfall-associated companies is c/o Waterfall Management, LLC, 1140 Avenue of the Americas, 7th Floor, New York, NY 10036.

(4)      Based solely on the Schedule 13G/A filed on February 9, 2023 by Perkins Capital Management, Inc. The address for this stockholder is 730 Lake St E, Wayzata, MN 55391.

(5)      Based solely on the Schedule 13D filed on April 15, 2019 by John Steven Emerson. The address for this stockholder is 1522 Ensley Avenue, Los Angeles, CA 90024.

(6)      Includes (i) 4,541,458 shares held of record by PITA Holdings LLC, a Florida LLC (“PITA”), (ii) 2,140,100 shares of common stock held of record by NRNS Capital Holdings, LLC (“NRNS”), and (iii) 3,500 shares of common stock held of record by Mr. Dworkin’s direct family members. Beta Investment Group, Inc., a Florida corporation (“Beta”), is the manager of PITA. Mr. Dvorkin is President of Beta and in such position has the right to direct the vote and disposition of securities owned by PITA. Mr. Dvorkin is the manager of NRNS and in such position has the right to direct the vote and disposition of securities owned by NRNS. Mr. Dvorkin disclaims beneficial ownership of our company’s securities held of record by PITA, NRNS or his direct family members, except to the extent of his pecuniary interest therein.

(7)      Includes (i) 753,697 shares of common stock issuable upon exercise of a warrant held by NRNS, (ii) 1,190,000 shares of common stock issuable upon exercise of a warrant held by PITA, and (iii) 945,488 shares of common stock issuable upon exercise of vested stock options.

(8)      Consists of currently exercisable stock options to purchase 449,430 shares of common stock.

(9)      Consists of currently exercisable stock options to purchase 474,430 shares of common stock.

(10)    Consists of currently exercisable stock options to purchase 668,648 shares of common stock.

(11)    Consists of currently exercisable stock options to purchase 226,451 shares of common stock.

(12)    Consists of (i) 759,231 shares of common stock issuable upon exercise of currently exercisable stock options and (ii) 301,487 shares of common stock issuable upon exercise of warrants.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the five current directors for election at the annual meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2024 Annual Meeting, their age, the year such director was first elected as a director, and the positions currently held by each director with our company.

Director/Nominee Name	Age	Year First Became Director	Position with Us
Howard S. Dvorkin	60	2018	Chairman of the Board
James D. Allen	64	2016	Director
Sean Hinze	45	2018	Director
Thomas O. Katz	66	2020	Director
T. Scott King	72	2014	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Howard S. Dvorkin has been a director since December 2018 and serves as the Chairman of the Board. Mr. Dvorkin is a serial entrepreneur, a two-time author, personal finance expert and Chairman of Debt.com. He has focused his professional endeavors in the consumer finance, technology, media and real estate industries. He has created successful businesses in these sectors including Debt.com, Financial Apps, Consolidated Credit, Start Fresh Today and Lifestyle Media Group, among many others. He has played an instrumental role in the drafting of both state and federal legislation and was a consultant to the Board of Directors for the Association of Credit Counseling Professionals and the past president of the Association of Independent Consumer Credit Counseling Agencies (AICCCA). Mr. Dvorkin dedicates time to the National Leadership Council at American University, and the Kogod School of Business has inducted him into the prestigious 1923 Society at American University. He graduated from the University of Miami with a Master’s degree in Business Administration and received his Bachelor of Science degree in Accounting from American University. He was listed in the Marquis Who’s Who in the Finance Industry and was part of the premier group of certified public accountants who are recognized with the Chartered Global Management Accountant (CGMA) designation. Mr. Dvorkin brings to the Board his extensive knowledge of financial, accounting and operational issues highly relevant to our company’s business. He also brings a proven track record growing successful businesses and a deep background in the consumer finance market.

James D. Allen has been a director since February 2016. He is currently Executive Vice President and Chief Financial Officer of Forestar Group, Inc. (NYSE: FOR), positions he has held since March 2020. Prior to joining Forestar, he served as a Senior Operating Partner at Palm Beach Capital, a private equity investment firm, from 2019 to March 2020. Prior to joining Palm Beach Capital, he served as CFO of Hollander Sleep Products, a supplier of bedding products, from 2015 to 2018. He has also held a variety of executive roles at both private and public companies, including Operating Vice President and Group CFO of Sun Capital Partners from 2003 to 2014, Chief Administrative Officer of Mattress Firm Inc. and a variety of C-suite roles at Tandycrafts Inc. Mr. Allen began his career at PricewaterhouseCoopers LLP. Mr. Allen holds a Bachelor of Business Administration degree in accounting and management from Evangel University. Mr. Allen brings to the Board proven leadership and management experience and a deep knowledge in audit and accounting matters that make him well qualified to serve as an independent director and as a financial expert on the Board.

Sean Hinze has been a director since November 2018. Mr. Hinze is a Senior Vice President in the portfolio management group at PIMCO, focusing on special situations and private equity investments, since 2013. Prior to joining PIMCO, he was an investment banker at Goldman Sachs, covering the technology and financial sectors. He also served six years in the U.S. Army and Air Force, with his last assignment as a Captain and combat adviser to the Iraqi Army. He has eight years of investment and financial services experience and holds an M.B.A. from the Anderson School of Management at the University of California, Los Angeles, and an undergraduate degree in aerospace engineering from the University of Texas at Austin.

Mr. Hinze was appointed to the Board pursuant to the Investor Rights Agreement, dated June 10, 2016 (the “B2 FIE Investor Rights Agreement”), among our company, Brad Bernstein and B2 FIE in connection with B2 FIE’s purchase of our series 2 preferred stock. Pursuant to the B2 FIE Investor Rights Agreement, so long as B2 FIE and its affiliate transferees’ ownership percentage of our outstanding common stock, determined on a fully-diluted basis taking into account the conversion of all outstanding shares of series 1 preferred stock and series 2 preferred stock, exceeds 10%, B2 FIE will have the right to nominate one director to the Board. For more information regarding the B2 FIE Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on June 13, 2016. Mr. Hinze’s extensive knowledge of capital markets and private equity investing in particular makes him well qualified to be a member of the Board.

Thomas O. Katz has been a director since July 2020. He is a member of the law firm of Katz Baskies & Wolf PLLC, in Boca Raton, Florida, where he has been in practice since July 2007, specializing in federal and state tax law. Mr. Katz’s diverse tax practice includes expertise in structuring business transactions. He received a B.S. degree in economics from the Wharton School of the University of Pennsylvania and a J.D. degree from Georgetown University Law Center. Mr. Katz has received numerous honors and recognition as a top tax lawyer in Florida. He has also chaired and been a member of several boards of private foundations and public charities, and their finance and investment committees. Mr. Katz is well qualified to serve as a director of our company due to his substantial knowledge and more than 40 years of working experience in business transactions, as well as corporate controls and governance.

T. Scott King has been a director since November 2014. Mr. King is currently an independent consultant. From April to September 2014, Mr. King served as interim Chief Executive Officer of Gordmans Stores, Inc., an Omaha, Nebraska-based apparel and home décor retailer with approximately 100 stores. Mr. King also served as Chairman of the Board of Gordmans Stores, Inc. during that period. From 2003 through 2014, Mr. King served as Senior Managing Director of Operations of Sun Capital Partners, a Boca Raton-based private equity firm. From 1999 to 2003, he served as President and Chief Executive Officer of Waterlink Inc., an Ohio-based international provider of water and waste water solutions. Prior to his tenure at Waterlink Inc., Mr. King was employed for approximately 20 years with Sherwin-Williams Company, an international manufacturer and retailer of paint and coatings. Mr. King has previously served on the Board of Directors of The Limited, ShopKo, Furniture Brands Inc. and Boston Market. He also served on the Board of Advisors of the State University of New York at Oswego School of Business, where he received his Bachelor of Arts degree in Business. Mr. King brings to the Board his financial and business experience, as well as serving as a director on various boards of directors of public companies, making him a well-qualified candidate to serve on the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
H. Russell Heiser Jr.	50	Chief Executive Officer and Chief Financial Officer
John Davis	54	Chief Operating Officer

H. Russell Heiser Jr. was appointed by the Company’s Board of Director to be the Chief Executive Officer of the Company effective March 20, 2023. Mr. Heiser has served as our Chief Financial Officer since December 2015 and served as a consultant to the Company from July 2015 to December 2015. As Chief Executive Officer and Chief Financial Officer, Mr. Heiser has demonstrated extensive knowledge of the Company’s financial, accounting and operational issues and has led its mergers and acquisitions, bank financings and capital market activities. He previously served as an advisor to family offices in South Florida from 2008 to 2015. In this role, Mr. Heiser focused on venture capital and private equity investments and was responsible for sourcing, financial analysis, transaction execution and management of portfolio companies across a variety of sectors. From 2004 to 2008, Mr. Heiser was an Executive Director in the Investment Banking Division at UBS in New York and, from 2001 to 2004, was an Associate in the Investment Banking Division at Bear, Stearns & Co. in New York. Mr. Heiser received his B.S. degree in Accounting from the University of Richmond and an M.B.A. from Columbia Business School. Over the course of his career, Mr. Heiser has earned both CPA and CFA designations.

John Davis has served as Chief Operating Officer since November 2020. From April 2020 to November 2020, Mr. Davis was a consultant to the company through Woodlands Financial Advisory LLC in which he served as CEO. From May 2016 to March 2020, Mr. Davis served as President of Credit and Collections and Chief Credit Officer with Conn’s Homeplus, a specialty retailer that offers a selection of consumer goods in addition to credit solutions for its core customers. Prior to Conn’s, he served as Founder and CEO of GFC Advisors, Ltd., a consultancy in the consumer credit industry, from 2013 to 2016. Prior to that, from 2011 to 2013, he was President of E-Commerce of DFC Global Corp, an international specialty finance company. From 2010 to 2011, Mr. Davis was Managing Director of MEM Consumer Finance, a specialty finance company based in the United Kingdom. Prior to that, from 2000 to 2010, he was Managing Director of Forecasting and Risk Management with CompuCredit Corp. Mr. Davis holds a Bachelor of Science in Computer Information Science from the University of Delaware.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of James D. Allen, Sean Hinze, Thomas O. Katz and T. Scott King is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market. Further, the Board has determined that all the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Mr. Dvorkin has served as the Chairman of the Board since January 2019.

We have no formal policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our Bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of our company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. Similarly, our Bylaws do not require our Board of Directors to appoint a lead independent director and it has not otherwise determined to do so. Our Board of Directors believes that the current leadership structure, which separates the roles of Chairman and Chief Executive Officer, is appropriate. In particular, our Board of Directors believes this structure clearly establishes the individual roles and responsibilities of the Chairman and Chief Executive Officer, streamlines decision-making, enhances accountability of the senior management team to our Board of Directors and emphasizes the independence of our Board of Directors from management. Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide strong, independent oversight of senior management, a highly engaged Board of Directors, and the right balance among (i) effective independent oversight of our business, (ii) our Board’s activities and (iii) consistent corporate leadership. Our Board of Directors is open to different structures that provide such an optimal leadership structure, particularly given the dynamic and competitive environment in which we operate. Our Board of Directors — which consists entirely of independent directors other than Mr. Dvorkin — exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation and Nominating and Governance Committees are comprised entirely of independent directors. Our Board of Directors can and will change its leadership structure if it determines that doing so is in the best interest of our company and stockholders.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board, or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, FlexShopper, Inc., 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board of Directors has adopted a policy concerning director nominations, a copy of which is available at http://investors.flexshopper.com. Set forth below is a summary of certain provisions of this policy, as well as the role the Corporate Governance and Nominating Committee plays in the director nomination process.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from our stockholders, (3) assisting the Board in evaluating the Board’s and its committee’s performance, (4) advising the Board regarding the appropriate board leadership structure for our company, (5) reviewing and making recommendations to the Board on corporate governance, and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks directors who contribute to the Board’s overall diversity, with diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics. Candidates should possess professional and personal experience and expertise relevant to our goals, with public company board experience considered a valuable asset for a candidate that is taken into consideration. In evaluating nominations to the Board, our Board also looks for certain personal attributes, such as integrity and ethics in his/her personal and professional life, an established record of professional accomplishment in his/her chosen field, a willingness to commit the time necessary for the performance of the duties of a director and not having other personal or professional commitments that would, in the Corporate Governance and Nominating Committee’s sole judgment, interfere with or limit his/her ability to do so, and the ability to represent the best interests of all of our stockholders and not just one particular constituency or any entity with which the candidate may be affiliated.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting nominees for election to the Board by the stockholders. The Board has delegated the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board and management may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders, or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate and finalizes its list of recommended candidates for the Board’s consideration.

Mr. Hinze was appointed to the Board in connection with an investor rights agreement, as further described in his biographical information under the section of this proxy statement titled “Information Concerning Directors and Nominees for Director”.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider director candidates properly recommended by stockholders and evaluate such director candidates in the same way it evaluates candidates recommended by other sources. To submit a recommendation to the Corporate Governance and Nominating Committee for a director nominee candidate, a stockholder must make such recommendation in writing and include:

•        as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made;

•        the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

•        the class or series and number of shares of capital stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner;

•        a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

•        a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of our capital stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of our company;

•        a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

•        a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination;

•        any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•        as to each person whom the stockholder proposes to nominate for election as a director;

•        all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•        such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and why such recommended person meets our criteria and would be able to fulfill the duties of a director.

Recommendations must be sent to the Secretary of our company, c/o FlexShopper, Inc., 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the annual meeting of stockholders in person. Our last annual meeting of stockholders was held on November 1, 2023. All of our directors serving at the time attended last year’s annual meeting.

Code of Ethics for Senior Financial Officers

We have in place a Code of Ethics for Senior Financial Officers (the “Code of Ethics”), which applies to our executive officers (collectively, “Senior Financial Officers”) and is designed to deter wrongdoing and to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations among the Senior Financial Officers. A current copy of the Code of Ethics is available in our public filings with the SEC. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at http://investors.flexshopper.com/ and/or in our public filings with the SEC.

Policy on Hedging and Other Speculative Trading

Under our insider trading policy, directors, executive officers and certain other employees above a specified level, as well as persons sharing their households, are prohibited from engaging in hedging or other speculative trading in our securities unless advance approval is obtained from our compliance committee. Prohibited transactions include short sales, options trading, trading on margin or pledging, and hedging or monetization transactions.

Clawback Policy

The Board is required to clawback any annual incentive or other performance-based compensation awards from executive officers and employees if it is determined that compensation related to the Company’s financial performance would have been lower if it had been based on the restated financial performance results. In such event, the Board will, to the extent permitted by applicable law, seek recoupment from that executive officer or employee of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances.

Board Diversity

In accordance with Nasdaq’s Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our Board diversity statistics.

Board Diversity Matrix (As of August 16, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native Americans	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Directors who are Military Veterans	1

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our Bylaws state that the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution of the Board. The number of directors currently fixed by our Board is five.

Our Board of Directors met four times during the year ended December 31, 2023. No director attended less than 75% of all meetings of the Board and applicable committee meetings in 2023 held during the period for which he was a director.

Committees

The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retain the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://investors.flexshopper.com/. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
James D. Allen	Chair	X	X
T. Scott King	X	Chair	X
Thomas O. Katz	X	X	Chair

Audit Committee.    Our Audit Committee consists of Messrs. Allen (Chair), King and Katz. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Allen as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of our financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of our disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met six times in 2023.

Compensation Committee.    Our Compensation Committee presently consists of Messrs. King (Chair), Allen and Katz, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is an independent director within the meaning of Nasdaq’s director independence standards. Mr. King serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans. The Compensation Committee met two times in 2023.

Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Messrs. Katz (Chair), Allen and King. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Mr. Hinze serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from our stockholders, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for our company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met one time in 2023.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management, and the Board receives periodic reports from our Chief Compliance Counsel and Chief Financial Officer regarding the most significant risks facing our company. These risks include, without limitation, the following:

•        risks and exposures associated with strategic, financial and execution risks and other current matters that may present a material risk to our operations, plans, prospects or reputation;

•        risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•        risks and exposures relating to corporate governance, and management and director succession planning; and

•        risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee was comprised of James D. Allen, T. Scott King and Thomas O. Katz. None of the members of the Audit Committee is a current or former officer or employee of our company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of our internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed our audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023, and has discussed them with both management and Grant Thornton, LLP (“Grant Thornton”), our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Grant Thornton their independence from management and our company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Grant Thornton with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
James D. Allen, Chair
T. Scott King
Thomas O. Katz

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, short term and long-term compensation in the form of cash, stock options, and performance share units.

The following table sets forth information concerning the compensation earned by the individuals that served as our Principal Executive Officer during 2023 and our most highly compensated executive officer other than the individuals who served as our Principal Executive Officer during 2023 (collectively, the “named executive officers”). Other than the named executive officers listed below, no other individuals served as executive officers of our company in 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	TOTAL ($)
Richard House Jr.	2023	159,231	—	367,546	9,949	536,726
Former Chief Executive Officer	2022	457,500	70,000	227,899	34,132	789,531

H. Russell Heiser Jr.	2023	436,923	18,000	503,293	84,648	1,042,864
Chief Executive Officer and Chief Financial Officer	2022	359,231	—	153,347	48,653	561,231

John Davis	2023	372,246	—	209,368	30,265	611,879
Chief Operating Officer	2022	353,962	50,000	64,176	24,546	492,684

____________

(1)      FASB ASC Topic 718 requires us to determine the overall full grant date fair value of the stock options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above, and to then expense that value over the service period over which the stock options become vested. As a general rule, for time-in-service-based stock options, we will immediately expense any stock option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the stock options. For a description of Topic 718 and the assumptions used in determining the value of the stock options under the Black-Scholes model of valuation, see the notes to our audited financial statements included in our 2023 Annual Report on Form 10-K.

(2)      The amounts set forth in this column consist of medical costs not covered by our insurance, health and life insurance payments and 401k matching contribution.

Outstanding Equity Awards at December 31, 2023

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Richard House Jr.	—	—				—
H. Russell Heiser Jr.	10,000	—				5.00	10/09/2025
	10,000	—				5.00	12/01/2025
	15,000	—				4.02	05/10/2027
	30,000	—				2.95	03/01/2028
	99,584	—				0.84	04/09/2029
	30,000	—				0.86	04/23/2029
	120,813	—				0.86	04/23/2029
	180,000	45,000	(1)			2.53	06/30/2026
	15,000	10,000	(2)			2.76	03/03/2031
	45,000	30,000	(3)			2.76	03/03/2031
	59,850	59,850	(4)			1.53	02/23/2032
	123,984	371,949	(5)			0.78	04/21/2033
				884,615	(6)		12/31/2026
John Davis	120,000	30,000	(7)			1.71	11/20/2030
	55,240	55,239	(8)			1.53	02/23/2032
	51,211	153,631				0.78	04/21/2033
				365,385	(9)		12/31/2026

____________

(1)      Stock options vest at the rate of 20 percent each year with the first vesting date being December 31, 2020.

(2)      Stock options vest at the rate of 20 percent each year with the first vesting date being March 03, 2021.

(3)      Stock options vest at the rate of 20 percent each year with the first vesting date being March 03, 2021.

(4)      Stock options vest at the rate of 25 percent each year with the first vesting date being December 31, 2022.

(5)      Stock options vest at the rate of 25 percent each year with the first vesting date being December 31, 2023

(6)      PSU subject to performance metrics based on the company’s EBITDA for the calendar year 2023 and time based vesting with first vesting date being December 31, 2023.

(7)      Stock options vest at the rate of 20 percent each year with the first vesting date being November 20, 2020.

(8)      Stock options vest at the rate of 25 percent each year with the first vesting date being December 31, 2022.

(9)      PSU subject to performance metrics based on the company’s EBITDA for the calendar year 2023 and time-based vesting with first vesting date being December 31, 2023.

Employment Agreements and Change of Control Arrangements

The following is a summary of the employment and change of control arrangements with our named executive officers.

H. Russell Heiser Jr. Employment Agreement

On April 21, 2023, we entered into amendment No. 1 to the amended and restated employment agreement with H. Russell Heiser Jr. The employment agreement with Mr. Heiser extends for a term expiring on December 31, 2027, and is automatically renewable for three successive one-year terms unless written notice of non-renewal is timely provided by either party. Pursuant to this employment agreement, Mr. Heiser agreed to devote his full time, attention and efforts to our business and his duties as our Chief Executive Officer. The employment agreement provides that, effective as of March 20, 2023, Mr. Heiser receives a base salary at an annual rate of $460,000 for services rendered in such position. Pursuant to a short-term incentive plan approved by the Compensation Committee of our Board, Mr. Heiser is entitled to receive cash bonuses based on the executive meeting and exceeding performance goals relating to the net revenue and EBITDA of our company. The target cash bonus under the short-term incentive plan is up to 50% of Mr. Heiser’s annual base salary (with a maximum bonus payment of 100% of his base salary).

Pursuant to a long-term incentive plan approved by the Compensation Committee of our Board, Mr. Heiser will receive grants of stock options and performance share units (“PSUs”) under the 2018 Plan. Mr. Heiser was granted stock options to purchase such number of shares of our common stock with a fair market value of $345,000, determined using the Black-Scholes formula for fair value as of the April 21, 2023 grant date and a ten-year life, with annual vesting at the rate of 25% over four years, commencing on December 31, 2023. Mr. Heiser was also granted PSUs for shares of our common stock with a fair market value of $690,000, based on the common stock price as of the April 21, 2023 grant date. The PSUs are subject to both performance and time-based vesting. The performance metrics are based on specified EBITDA goals for our company. If we achieve 100% of the performance metrics, 50% of the PSUs will vest (and 50% will be forfeited), with a maximum vesting of 100% of the PSUs if 200% of the target performance is achieved. For the time-based component, the PSUs will vest annually at the rate of 25% over four years, commencing on December 31, 2023.

The employment agreement also provides for termination by us upon death or disability of Mr. Heiser (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon cause, which includes willful misconduct, gross negligence, willful failure to perform duties, fraud/embezzlement, willful policy violation or a breach of the employment agreement. In the event the employment agreement is terminated by us without cause or by the executive for good reason, defined as a material breach of the agreement by us, Mr. Heiser will be entitled to one year’s salary and COBRA reimbursement and immediate vesting of any equity which would have otherwise vested in the one year following the termination.

In the event of a termination without cause or resignation for good reason in either case within three months preceding or 12 months following a change of control of our company, Mr. Heiser will receive one years’ salary, his target bonus, 18 months of COBRA reimbursement and immediate vesting of all outstanding unvested (but non-forfeited) equity awards.

The employment agreement also contains covenants (a) restricting Mr. Heiser from engaging in any activities competitive with our business or soliciting employees or clients during the term of such employment agreements and two years thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

John Davis Employment Agreement

On February 23, 2022, we entered into an employment agreement with John Davis. The employment agreement with Mr. Davis extends for a term expiring on December 31, 2025, and is automatically renewable for three successive one-year terms unless written notice of non-renewal is timely provided by either party. Pursuant to this employment agreement, Mr. Davis agreed to devote his full time, attention and efforts to our business and his duties as our Chief Operating Officer. The employment agreement provides that, effective as of April 21, 2023, Mr. Davis receives a base salary at an annual rate of $380,000 for services rendered in such position. Pursuant to a short-term incentive plan approved by the Compensation Committee of our Board, Mr. Davis is entitled to receive cash bonuses based on the executive meeting and exceeding performance goals relating to the net revenue and EBITDA of our company. The target cash bonus under the short-term incentive plan is up to 40% of Mr. Davis’s annual base salary (with a maximum bonus payment of 80% of his base salary).

Pursuant to a long-term incentive plan approved by the Compensation Committee of our Board, Mr. Davis will receive grants of stock options and PSUs under the 2018 Plan. Mr. Davis was granted stock options to purchase such number of shares of our common stock with a fair market value of $142,500, determined using the Black-Scholes formula for fair value as of the April 21, 2023 grant date and a ten-year life, with annual vesting at the rate of 25% over four years, commencing on December 31, 2023. Mr. Davis was also granted PSUs for shares of our common stock with a fair market value of $285,000, based on the common stock price as of the April 21, 2023 grant date. The PSUs are subject to both performance and time-based vesting. The performance metrics are based on specified EBITDA goals for our company. If we achieve 100% of the performance metrics, 50% of the PSUs will vest (and 50% will be forfeited), with a maximum vesting of 100% of the PSUs if 200% of the target performance is achieved. For the time-based component, the PSUs will vest annually at the rate of 25% over four years, commencing on December 31, 2023.

The employment agreements also provide for termination by us upon death or disability of Mr. Davis (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon cause, which includes willful misconduct, gross negligence, willful failure to perform duties, fraud/embezzlement, willful policy violation or a breach of the employment agreement. In the event the employment agreement is terminated by us without cause or by the executive for good reason, defined as a material breach of the agreement by us, Mr. Davis will be entitled to one year’s salary and COBRA reimbursement and immediate vesting of any equity which would have otherwise vested in the one year following the termination.

In the event of a termination without cause or resignation for good reason in either case within three months preceding or 12 months following a change of control of our company, Mr. Davis will receive one year’s worth of salary, his target bonus, 18 months of COBRA reimbursement and immediate vesting of all outstanding unvested (but non-forfeited) equity awards.

The employment agreement also contains covenants (a) restricting Mr. Davis from engaging in any activities competitive with our business or soliciting employees or clients during the term of such employment agreements and two years thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

Director Compensation

2023 Non-Executive Director Compensation Program

In June 2021, the Compensation Committee of our Board of Directors engaged Lockton Companies, LLC, a global leader in executive compensation consulting services, to review and evaluate the competitiveness of our company’s current executive compensation program for the top leadership positions of the company, along with the non-executive Board of Directors compensation program. The principal purpose for this engagement was to ensure that the terms of the total compensation packages of our executives and non-executive board members created incentive structures aligned with stockholder interests and were consistent with current market practices.

Effective April 12, 2023, our Board of Directors adopted a new 2023 Non-Executive Director Compensation Program in connection with receiving a board compensation report from Lockton Companies, LLC, which utilized compensation data from the latest published National Association of Corporate Directors compensation survey for similarly-sized public companies. Pursuant to our new program, all directors receive the following compensation for their services:

•        annual board service retainer in the amount of $60,000, payable quarterly, which may be paid in either cash or stock options, or a combination of both. The form of payment (i.e., cash, stock options or a combination) will be determined by each director by notice to our Chief Financial Officer at least 15 days prior to the quarterly payment date. The Chairman of the Board will receive an additional $40,000 retainer for annual board service retainer. In the event the form of payment is stock options, the value of the stock options (priced using the Black-Scholes options pricing model) will equal 1.30 times the stated cash compensation. The stock options will have an exercise price equal to the fair market value of our common stock at the time of grant.

•        annual grant of stock options to purchase shares of common stock with a value of $94,000 for the directors and with a value of $150,000 for the Chairman of the Board (priced using the Black-Scholes options pricing model), pursuant to the 2018 Plan. The stock options will have an exercise price equal to the fair market value of our common stock at the time of grant and vest in four equal quarterly installments.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to our company. The directors will not be paid separate fees for Board and Committee meetings attended.

The following table sets forth information with respect to compensation earned by or awarded to each of our Non-Employee Directors who served on our Board during the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
James D. Allen	60,000	78,915	(2)	138,915
Howard S. Dvorkin	—	232,667	(3)	232,667
Thomas O. Katz	—	142,959	(4)	142,959
T. Scott King	—	142,961	(5)	142,961
Sean Hinze(6)	—	—		—

____________

(1)      FASB ASC Topic 718 requires FlexShopper to determine the overall full grant date fair market value of the options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above, and then to expense that value over the service period over which options become exercisable. As a general rule, for time-in-service-based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description of Topic 718 and the assumptions used in determining the value of the options under the Black-Scholes method of valuation, see the notes to the consolidated financial statements included our Annual Report on Form 10-K.

(2)      There are 140,635 stock options outstanding as of December 31, 2023 related to this compensation.

(3)      There are 360,109 stock options outstanding as of December 31, 2023 related to this compensation.

(4)      There are 222,050 stock options outstanding as of December 31, 2023 related to this compensation.

(5)      There are 222,050 stock options outstanding as of December 31, 2023 related to this compensation.

(6)      There is no compensation assigned to Mr. Hinze as he was appointed to the Board in connection with an investor rights agreement, as further described in his biographical information under the section of this proxy statement titled “Information Concerning Directors and Nominees for Director”.

The following table shows the number of shares subject to vested option awards held by each Non-Employee Director as of December 31, 2023:

Name	Shares Subject to Outstanding Stock Option Awards (#)
James D. Allen	449,430
Howard S. Dvorkin	945,488
Sean Hinze	—
Thomas O. Katz	474,430
T. Scott King	668,648

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2023 fiscal year. For further information about how we align executive compensation with the company’s performance, please refer to the Compensation and Other Information Concerning Directors and Officers, above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers.

The following table sets forth the compensation for our principal executive officer and the average compensation for certain of our other named executive officers, each as reported in the Summary Compensation Table and with certain adjustments to reflect Compensation Actually Paid (“CAP”) as defined under the SEC rules.

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO- Richard House(1)	Summary Compensation Table Total for PEO- H. Russell Heiser Jr.(2)	Compensation Actually Paid to PEO- Richard House(3)	Compensation Actually Paid to PEO- H. Russell Heiser Jr. (4)	Summary Compensation Table Total for Non-PEO Named Executive Officer(5)	Compensation Actually Paid to Non-PEO Named Executive Officer(6)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(7)	Net Income/(loss)(8)
2023	$536,726	$1,024,864	$(132,857)	$2,032,356	$611,879	$1,012,976	$65.0	$(4,233,617)
2022	$789,531	$561,231	$135,937	$95,820	$492,684	$312,291	$36.2	$13,631,719
2021	$854,653	$648,765	$1,373,640	$680,926	$273,197	$292,397	$91.4	$3,272,774

____________

(1)      During fiscal 2021, 2022 and part of fiscal year 2023, Richard House Jr. served as our principal executive officer (“PEO”). The dollar amount reported in this column are the amounts of total compensation reported for each year in the Total column of the Summary Compensation Table.

(2)      During part of 2023, H. Russell Heiser Jr. served as our principal executive officer (“PEO”). The dollar amount reported in this column are the amounts of total compensation reported for each year in the Total column of the Summary Compensation Table.

(3)      The dollar amounts reported in this column represent the amount of CAP to Mr. House as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. House during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. House’s total compensation for each year to determine the compensation actually paid:

Mr. House	2021	2022	2023
Summary Compensation Table Total	$854,653	$789,531	$536,726
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(416,813)	$(978,851)	$—
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$575,750	$603,418	$—
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$174,300	$(110,050)	$—
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$13,650	$70,739	$—
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$172,100	$(238,850)	$(252,427)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$(417,157)
Compensation Actually Paid to Mr. House	$1,373,640	$135,937	$(132,858)

(4)      The dollar amounts reported in this column represent the amount of CAP to Mr. Heiser as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Heiser during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Heiser’s total compensation for each year to determine the compensation actually paid:

Mr. Heiser	2021	2022	2023
Summary Compensation Table Total	$648,765	$561,231	$1,042,864
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(211,023)	$(383,030)	$(991,956)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$188,000	$236,121	$2,098,462
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(9,358)	$(253,800)	$(73,921)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$54,600	$27,681	$207,053
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$9,942	$(92,383)	$(68,911)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$(163,236)
Compensation Actually Paid to Mr. Heiser	$680,926	$95,820	$2,050,355

(5)      The dollar amounts reported represent the amounts reported for the company’s named executive officers (excluding Mr. House and Mr. Heiser) in the “Total” column of the Summary Compensation Table in each applicable year. The named executive officer (excluding Mr. House and Mr. Heiser) included for purposes of calculating the amounts in 2023, 2022 and 2021 was John Davis.

(6)      The dollar amounts reported in this column represent the amount of CAP to the non-PEO named executive officer as identified in footnote 5 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to the named executive officer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for the named executive officer for each year to determine the compensation actually paid:

Non-PEO NEOs	2021	2022		2023
Summary Compensation Table Total	$273,197		$492,684	$611,879
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$—		$(353,522)	$(409,722)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$—		$217,930	$866,757
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$—		$(46,800)	$6,533
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$—		$25,549	$85,522
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$19,200		$(23,550)	$2,667
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$		$(150,660)
Compensation Actually Paid to Non-PEO Named Executive Officer	$292,397		$312,291	$1,012,976

(7)      Total Shareholder Return assumes $100 was invested in our common stock on December 31, 2020.

(8)      Represents the amount of net income, as reflected in the company’s audited financial statements for the applicable year.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 100,000,000 SHARES

The Board has unanimously approved an amendment to the Charter which would increase the total authorized number of shares of the Company’s common stock to from 40,000,000 shares to 100,000,000 shares.

The amendment to the Charter will increase the authorized common stock by amending and restating Section 1 of Article FOURTH of the Charter, so that, as amended, it will read as follows:

“The aggregate number of shares of capital stock which the Corporation will have authority to issue is 100,500,000 shares, consisting of 100,000,000 shares of common stock, having a par value of $0.0001 per share (“Common Stock”), and 500,000 shares of Preferred Stock, having a par value of $0.001 per share (“Preferred Stock”).”

The certificate of amendment will only become effective if a majority of the votes cast on the proposal approve it.

As of the record date, the authorized capital stock of the Company included 40,000,000 shares of common stock and 500,000 shares of preferred stock. The number of shares of preferred stock will not be changed by the certificate of amendment. As of the record date:

•        21,988,711 shares of common stock were issued and outstanding;

•        391,340 shares of common stock were treasury stock;

•        4,395,947 shares of common stock were reserved for issuance upon exercise of outstanding stock options;

•        937,499 performance share units were outstanding, which are convertible into 937,499 shares of common stock;

•        2,255,184 shares of common stock issuable were reserved for issuance upon exercise of outstanding warrants;

•        170,332 shares of Series 1 Preferred Stock were issued and outstanding, which are convertible into 225,231 shares of common stock; and

•        21,952 shares of Series 2 Preferred Stock were issued and outstanding, which are convertible into 5,845,695 shares of common stock.

Accordingly, as of the record date, an aggregate of 35,256,927 shares of common stock, out of 40,000,000 shares authorized, were issued and outstanding or reserved for issuance, leaving only 4,743,073 shares available for future issuance.

The increase in the authorized shares of our common stock is intended to provide our Board with authority, without further action of the stockholders, to issue the additional shares of common stock from time to time as the Board deems necessary. The Board believes it is in the stockholders’ interest for the Company to have the ability to issue such additional shares of common stock from time to time to provide flexibility in addressing the strategic and liquidity needs of the Company, including but not limited to shelf registrations and acquisitions of businesses.

The increase in the authorized number of shares of common stock may also deter unwanted takeovers, in that additional shares could be issued (according to the parameters of applicable law) in one or more transactions that could make an unwanted change of control more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The subsequent issuance of additional common stock could result in dilution of net income per share and book value per share and the dilution of the voting rights of the common stock. The Board is not aware of any attempt, or contemplated attempt, of a hostile takeover of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. Although we are seeking stockholder approval for the increase in the number of our authorized shares of common stock, we currently do not have any agreement or commitment to issue a material number of these shares in a financing transaction or business combination.

This amendment, if approved, would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which the Company expects to accomplish as soon as practicable after the approval is obtained. A copy of the certificate of amendment is attached as Appendix A to this Proxy Statement.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter is required to approve the amendment to the Charter. We expect no broker non-votes on this proposal because such proposal is considered a routine matter. Abstentions will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR EXECUTIVE OFFICERS

We are providing our stockholders, in accordance with Section 14A of the Exchange Act, with the opportunity express their views on our named executive officers’ compensation by casting their vote on this Proposal 3. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Compensation and Other Information Concerning Directors and Officers” section, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of our company and stockholders.

Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

By approving this proposal, our stockholders will approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter is required to approve the foregoing resolution. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR Proposal 3.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO FLEXSHOPPER, INC. 2018 OMNIBUS EQUITY COMPENSATION

Background

We currently maintain the 2018 Plan, which was adopted by the Board on March 1, 2018 and approved by our stockholders on April 26, 2018. Amendment No. 1 to the 2018 Plan was approved by the Board on February 21, 2019 and by our stockholders on May 2, 2019, Amendment No. 2 to the 2018 Plan was approved by the Board on April 24, 2020 and by our stockholders on June 10, 2020, Amendment No. 3 to the 2018 Plan was approved by the Board on March 31, 2021 and by our stockholders on June 9, 2021, and Amendment No. 4 to the 2018 Plan was approved by the Board on August 8, 2023 and by our stockholders on November 1, 2023. Under the 2018 Plan, we initially reserved 1,057,000 shares of common stock for issuance to eligible employees, officers, non-employee directors, consultants and advisors of our company, and increased that number to 2,057,000 shares under Amendment No. 1 to the 2018 Plan, to 3,057,000 shares under Amendment No. 2 to the 2018 Plan, to 5,057,000 shares under Amendment No. 3 to the 2018 Plan, and to 8,057,000 shares under Amendment No. 4 to the 2018 Plan. As of August 31, 2024, there are 2,151,961 shares available for issuance under the 2018 Plan. The Board considers that it is necessary to increase the shares available for issuance under the 2018 Plan to meet our equity compensation requirements on a going forward basis and recommends that stockholders approve this proposal to amend the 2018 Plan.

On August 27, 2024, the Board approved Amendment No. 5 to the 2018 Plan, described in this proposal (the “2018 Plan Amendment”), subject to stockholder approval. If approved by our stockholders, the 2018 Plan Amendment will increase (a) the total number of shares available for issuance under the 2018 Plan by 3,000,000 shares, to a new total of 11,057,000 shares, and (b) the number of shares available for issuance as “incentive stock options,” within the meaning of Internal Revenue Code (the “Code”) Section 422 (“ISOs”), by 3,000,000 shares.

A copy of Amendment No. 5 to the 2018 Plan is attached as Appendix B to this Proxy Statement. The material terms of the 2018 Plan, assuming the approval of Amendment No. 5 to the 2018 Plan, are summarized below under the heading “Summary of 2018 Plan”. This summary of the 2018 Plan is not intended to be a complete description of the 2018 Plan and is qualified in its entirety by the actual text of the 2018 Plan, which is filed as Exhibit 10.1 to our Current Report on Form 8-K with the SEC on April 30, 2018, and as amended by Amendment No. 1 thereto, which is included as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on May 6, 2019, Amendment No. 2 thereto, which is included as an exhibit to our Schedule 14A filed with the SEC on April 26, 2020, Amendment No. 3 thereto, which is included as an exhibit to our Schedule 14A filed with the SEC on April 29, 2021, and Amendment No. 4 thereto, which is included as an exhibit to our Schedule 14A filed with the SEC on September 22, 2023.

Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “FPAY.” On September 6, 2024 the last reported sale price of our common stock on The Nasdaq Capital Market was $1.08 per share.

Reasons for the Amendment

The purpose of Amendment No. 5 to the 2018 Plan is to provide us with sufficient flexibility to continue to use the 2018 Plan to further our compensation philosophy and programs. The Board believes that the interests of our company and stockholders will be advanced if we can continue to offer our officers, non-employee directors, employees, consultants and advisors the opportunity to acquire or increase a direct ownership interest in the operations and future success of the Company. In addition, the ability to obtain and retain new quality personnel by offering competitive compensation is of importance to the success of the Company. However, the Board has determined that the current number of shares authorized for issuance under the 2018 Plan and that the current number of shares authorized for issuance as ISOs are insufficient for the stated objectives of the 2018 Plan.

Summary of 2018 Plan

Eligibility

Awards may be granted under the 2018 Plan to officers, employees, non-employee directors, consultants and advisors of our company. ISOs may be granted only to employees of our company or subsidiaries. As of August 31, 2024, approximately 209 individuals were eligible to receive awards under the 2018 Plan (based on the flexible definition of eligible participant in the 2018 Plan), including two executive officers and five non-employee directors. However, we historically have granted awards under our equity compensation plans to a total of approximately 10 to 15 employees and directors, in the aggregate, in any given fiscal year.

Administration

The 2018 Plan may be administered by the Board or the Compensation Committee. The Board has delegated to the Compensation Committee the authority to administer the 2018 Plan. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms and conditions of such awards.

Number of Authorized Shares

If stockholders approve Amendment No. 5 to the 2018 Plan, the number of shares of common stock authorized for issuance under the 2018 Plan will be 11,057,000 shares, representing approximately 31.4% of our shares of common stock outstanding as of August 31, 2024, including shares issuable upon conversion or exercise of outstanding preferred stock, warrants and equity compensation. If stockholders approve Amendment No. 5 to the 2018 Plan, up to 11,000,000 shares may be granted as ISOs under the 2018 Plan. Stockholders will be approving this ISO limit as part of the approval of this Proposal 4. The shares of common stock issuable under the 2018 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2018 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2018 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2018 Plan: (i) the payment in cash of dividends or dividend equivalents under any outstanding award, (ii) any award that is settled in cash rather than by issuance of shares of common stock, or (iii) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Adjustments

Changes in Common Stock.    If (1) the number of outstanding shares of our common stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of our company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in the shares effected without receipt of consideration by our company occurring after the effective date of the 2018 Plan or (2) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by our company, then (A) the number and kinds of shares for which grants of 2018 Plan awards may be made, (B) the number and kinds of shares for which outstanding awards may be exercised or settled, and (C) the performance goals relating to outstanding awards will be equitably adjusted by the Company. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (2) above, the number and kind of shares for which 2018 Plan awards are outstanding and the purchase prices of outstanding options and SARs will be equitably adjusted.

Effect of Certain Transactions.    Except as otherwise provided in an award agreement, in the event of a “corporate transaction” (as defined in the 2018 Plan), the 2018 Plan and the awards under it will continue in effect in accordance with their respective terms, except that after a corporate transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the corporate transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive for each share subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property, or other consideration that each stockholder was entitled to receive in the corporate transaction for one share. However, unless otherwise determined by the Board, such stock, securities, cash, property, or other consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the awards before the corporate transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARs under this paragraph for a corporate transaction where the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon the corporate transaction as long as, at the election of the Board, (A) the holders of affected options and SARs have been given a period of at least 15 days before the date of the consummation of the corporate transaction to exercise the options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the corporate transaction over the exercise price.

Types of Awards

The 2018 Plan permits the granting of any or all of the following types of awards:

•        Stock Options.    Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant.

The Compensation Committee may grant either ISOs, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices of stock options, except that options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). At the time of grant, the Compensation Committee also determines the other terms and conditions of stock options, including the quantity, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

•        Stock Appreciation Rights.    The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2018 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•        Restricted Shares, RSUs, and Other Stock-Based Awards.    The Compensation Committee may grant restricted shares, which are shares of our common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with our company or the attainment of specified performance goals, as determined by the Compensation Committee. RSUs may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2018 Plan and any other terms and conditions determined by the Compensation Committee.

•        Performance Awards.    The Compensation Committee may grant performance awards, which entitle participants to receive a payment from us, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of our common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

Clawback

All cash and equity awards granted under the 2018 Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by us to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by us.

Transferability

2018 Plan awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances where approved by the Compensation Committee transfers may be made to or for the benefit of designated family members of the participant for no value.

Term, Termination and Amendment of the 2018 Plan

Unless earlier terminated by the Board, the 2018 Plan will terminate on, and no further awards may be granted after, April 26, 2028 (the date that is ten years after initial stockholder approval of the 2018 Plan). The Board may amend, suspend, or terminate the 2018 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the 2018 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

If Amendment No. 5 to the 2018 Plan is approved by our stockholders, there will be approximately 5,151,961 shares available for future issuance under the 2018 Plan for awards to officers, employees, and non-employee directors. The benefits to be received by grantees in the normal course under the 2018 Plan cannot be determined at this time because grants under the 2018 Plan are made at the discretion of the Compensation Committee.

Please see the Summary Compensation Table and Outstanding Equity Awards at December 31, 2023 Table for information with respect to prior awards granted to our individual named executive officers under the 2018 Plan. Please see the tables under Director Compensation for information regarding awards granted to our non-employee directors.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2018 Plan generally applicable to our company and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and ISOs, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Shares, RSUs, and Performance Awards.    A participant generally will not have taxable income upon the grant of restricted shares, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or pay-out equal to the fair market value (on the vesting or pay-out date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards.    The U.S. federal income tax consequences of other stock- or cash-based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to our Company.    In the foregoing cases, we may be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A.    We intend that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the 2018 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2018 Plan until all tax withholding obligations are satisfied.

Equity Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information on our equity compensation plans as of December 31, 2023. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,702,447	(1)	$1.22	2,150,461
Equity compensation plans not approved by security holders	—		$—	—
Total	5,702,447			2,150,461

____________

(1)      Includes outstanding stock options for 134,100 shares of common stock issued under our 2007 Omnibus Equity Compensation Plan, outstanding stock options for 144,000 shares of common stock issued under our 2015 Omnibus Equity Compensation Plan, outstanding stock options and performance share units for 5,424,347 shares of common stock issued under our 2018 Omnibus Equity Compensation Plan.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of the majority of the votes cast on the matter is required to approve the foregoing proposal. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR Proposal 4.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2024. We are presenting this selection to our stockholders for ratification at the annual meeting.

Grant Thornton audited our financial statements for 2023. Representatives of Grant Thornton are not expected to be present at the 2024 Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions.

EisnerAmper LLP (“EisnerAmper”) audited our financial statements for 2021. Representatives of EisnerAmper are not expected to be present at the 2023 Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions.

During 2022, the Audit Committee of the Board of Directors of the Company conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee invited several public accounting firms to participate in this process. As a result of this process, on June 28, 2022, the Audit Committee approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. In connection with Grant Thornton’s appointment, as of June 28, 2022, the company dismissed EisnerAmper as the Company’s independent registered public accounting firm.

The reports of EisnerAmper on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 and the reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal year ended December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, and in the subsequent interim period through June 28, 2022, there were no disagreements with EisnerAmper on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2021, or in the subsequent period through June 28, 2022.

The following table sets forth the aggregate fees billed by EisnerAmper for audit and non-audit services in 2021 and 2022, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2022	2021
Audit Fees(1)	$76,818	$370,290
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$76,818	$370,290

____________

(1)      Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

The following table sets forth the aggregate fees billed by Grant Thornton LLP for audit and non-audit services in 2022 and 2023, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2023	2022
Audit Fees(1)	$690,800	$395,000
Audit-Related Fees	—	—
Tax Fees	29,000	29,150
All Other Fees	—	—
Total	$719,800	$424,150

____________

(1)      Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by our independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by Grant Thornton LLP during 2023 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. If our stockholders fail to ratify the selection of Grant Thornton, LLP as the independent registered public accounting firm for 2024, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2016, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee will consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other than as described below, and compensation agreements and other arrangements which are described under the heading “Compensation and Other Information Concerning Directors and Officers” in 2023 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Amendments to Credit Agreement involving Waterfall Asset Management

On March 6, 2015, through FlexShopper 2, LLC, our wholly-owned indirect subsidiary (the “Borrower”), we entered into a credit agreement (as amended from time-to-time, the “Credit Agreement”) with Wells Fargo Bank, National Association as paying agent, various lenders from time to time party thereto and WE 2014-1, LLC, an affiliate of Waterfall Asset Management, LLC, as administrative agent and lender (“Lender”). The Borrower is permitted to borrow funds under the Credit Agreement based on FlexShopper’s cash on hand and the Amortized Order Value of its Eligible Leases (as such terms are defined in the Credit Agreement) less certain deductions described in the Credit Agreement. Under the terms of the Credit Agreement, subject to the satisfaction of certain conditions, the Borrower may borrow up to $82,500,000 from the Lender until the Commitment Termination Date and must repay all borrowed amounts one year thereafter, on the date that is 12 months following the Commitment Termination Date (unless such amounts become due or payable on an earlier date pursuant to the terms of the Credit Agreement). On January 29, 2021, pursuant to an amendment to the Credit Agreement, the Commitment Termination Date was extended to April 1, 2024, the Lender was granted a security interest in certain leases as collateral under the Credit Agreement and the interest rate charged on amounts borrowed was set at LIBOR plus 11% per annum.

The Credit Agreement provides that FlexShopper may not incur additional indebtedness (other than expressly permitted indebtedness) without the permission of the Lender and also prohibits dividends on common stock. Additionally, the Credit Agreement includes covenants requiring FlexShopper to maintain a minimum amount of Equity Book Value, maintain a minimum amount of cash and liquidity and maintain a certain ratio of Consolidated Total Debt to Equity Book Value (each capitalized term, as defined in the Credit Agreement). Upon a Permitted Change of Control (as defined in the Credit Agreement), FlexShopper may refinance the debt under the Credit Agreement, subject to the payment of an early termination fee.

In addition, the Lender and its affiliates have a right of first refusal on certain FlexShopper transactions involving leases or other financial products. The Credit Agreement includes customary events of default, including, among others, failures to make payment of principal and interest, breaches or defaults under the terms of the Credit Agreement and related agreements entered into with the Lender, breaches of representations, warranties or certifications made by or on behalf of the Borrower in the Credit Agreement and related documents (including certain financial and expense covenants), deficiencies in the borrowing base, certain judgments against the Borrower and bankruptcy events.

Effective September 27, 2022, WE 2014-1, LLC assigned 100% of its Commitments and all Loans to Powerscourt Investments 32, LP, an affiliate of Waterfall Asset Management, LLC.

On October 21, 2022, pursuant to Amendment No. 16 to the Credit Agreement between FlexShopper 2, LLC, as borrower, and Powerscourt Investments 32, LP, as administrative agent and lender, the Commitment Amount was increased to be up to $110,000,000. This amendment also replaced LIBOR references in the Credit Agreement with SOFR (Secured Overnight Financing Rate), as the basis for our interest payments under the Credit Agreement. No other changes were made to the Credit Agreement.

On June 7, 2023, pursuant to Amendment No. 17 to the Credit Agreement, the administrative agent and lender consented, on a one-time basis, to the formation of a new subsidiary, Flex TX, LLC, and to the Company’s execution and performance of the Revolution Agreements (as defined below) between the Company and BP Fundco, LLC to incur certain indebtedness and grant a security interest in certain of its assets in connection with (i) a Limited Payment Guaranty (Flex Revolution Loan) between the Company and BP Fundo, LLC and (ii) a Pledge Agreement among the Company, Flex Revolution, LLC and BP Fundco, LLC (collectively, the “Revolution Agreements”). No other changes were made to the Credit Agreement.

As of December 31, 2023, $96.4 million in principal was outstanding under the Credit Agreement. During the year ended December 31, 2023, the largest aggregate amount of principal outstanding under the Credit Agreement was $96.4 million, and $2.7 million in principal and $13.8 million in interest were paid during such period, at an average interest rate of 16.2% per annum.

On March 27, 2024, the Company refinanced all the obligations under the Credit Agreement owed to the Administrative Agent and the Lenders, and all liens held by any of the Lenders, or the Administrative Agent were discharged and released. The Administrative Agent, the Lenders and the Company terminated the Credit Agreement.

On March 27, 2024, FlexShopper, through a wholly-owned subsidiary (“New Borrower”), entered into a new credit agreement (the “2024 Credit Agreement”) with Computershare Trust Company, National Association as paying agent, various lenders from time to time party thereto and Powerscourt Investment 50, LP, an affiliate of Waterfall Asset Management, LLC, as administrative agent and lender (“New Lender”). The New Borrower is permitted to borrow funds under the 2024 Credit Agreement based on FlexShopper’s cash on hand and the Amortized Order Value of its Eligible Leases (as such terms are defined in the 2024 Credit Agreement) less certain deductions described in the 2024 Credit Agreement. Under the terms of the 2024 Credit Agreement, subject to the satisfaction of certain conditions, the New Borrower may borrow up to $150,000,000 from the New Lender until the Commitment Termination Date and must repay all borrowed amounts one year thereafter, on the date that is 12 months following the Commitment Termination Date (unless such amounts become due or payable on an earlier date pursuant to the terms of the Credit Agreement). The Commitment Termination Date is April 1, 2026. The New Lender was granted a security interest in certain leases and loans as collateral under the 2024 Credit Agreement. The interest rate charged on amounts borrowed is SOFR plus 9% per annum.

The 2024 Credit Agreement includes customary events of default, including, among others, failures to make payment of principal and interest, deficiencies in the borrowing base, and bankruptcy events.

Loans Payable to an Officer and Director

NRNS Note — FlexShopper LLC (the “Promissory Note Borrower”) previously entered into letter agreements with NRNS Capital Holdings LLC (“NRNS”), the manager of which is the Chairman of the Company’s Board of Directors, pursuant to which the Promissory Note Borrower issued subordinated promissory notes to NRNS (the “NRNS Note”) in the total principal amount of $3,750,000. Payment of principal and accrued interest under the NRNS Note was due and payable by the Promissory Note Borrower on June 30, 2021 and the Promissory Note Borrower can prepay principal and interest at any time without penalty. At December 31, 2023, amounts outstanding under the NRNS Note bear interest at a rate of 21.47%. Obligations under the NRNS Note are subordinated to obligations under the Credit Agreement. The NRNS Note is subject to customary representations and warranties and events of default. If an event of default occurs and is continuing, the Promissory Note Borrower may be required to repay all amounts outstanding under the NRNS Note. Obligations under the NRNS Note is secured by substantially all of the Promissory Note Borrower’s assets, subject to rights of the lenders under the Credit Agreement. On March 22, 2021, the Promissory Note Borrower executed an amendment to the NRNS Note such that the maturity date was extended to April 1, 2022. On February 2, 2022, the Promissory Note Borrower executed another amendment to the NRNS Note. This last amendment extended the maturity date from April 1, 2022 to July 1, 2024 and increased the credit commitment from $3,750,000 to $11,000,000.

On June 29, 2023, the Company, the Promissory Note Borrower, NRNS, Mr. Heiser and PITA Holdings, LLC (“PITA”) entered into an Amendment to Subordinated Debt and Warrants to Purchase Common Stock (the “Amendment”), pursuant to which, among other things, the parties agreed to extend the maturity date of the NRNS

Note from July 1, 2024 to July 1, 2025. In order to induce NRNS to enter into the Amendment, the Company extended the expiration date of certain warrants. The cost of the warrant modification was $917,581 and was recorded as a deferred debt cost of NRNS note. No other changes were made to such NRNS Note.

As of December 31, 2023, $10,948,624 of principal and accrued unpaid interest was outstanding under the NRNS Note. Interest paid for the NRNS Note was $2,298,395 for the year 2023.

122 Partners Note — On January 25, 2019, FlexShopper, LLC (the “Subordinated Promissory Note Borrower”) entered into a subordinated debt financing letter agreement with 122 Partners, LLC, as lender, pursuant to which the Subordinated Promissory Note Borrower issued a subordinated promissory note to 122 Partners, LLC (the “122 Partners Note”) in the principal amount of $1,000,000. H. Russell Heiser, Jr. (“Mr. Heiser”), FlexShopper’s Chief Executive Officer and Chief Financial Officer, is a member of 122 Partners, LLC. Payment of the principal amount and accrued interest under the 122 Partners Note was due and payable by the Subordinated Promissory Note Borrower on April 30, 2020 and the Subordinated Promissory Note Borrower can prepay principal and interest at any time without penalty. Obligations under the 122 Partners Note were subordinated to obligations under the Credit Agreement. The 122 Partners Note was subject to customary representations and warranties and events of default. If an event of default occurs and is continuing, the Subordinated Promissory Note Borrower may be required to repay all amounts outstanding under the 122 Partners Note. Obligations under the 122 Partners Note were secured by substantially all of the Subordinated Promissory Note Borrower’s assets, subject to the senior rights of the lenders under the Credit Agreement. On April 30, 2020, pursuant to an amendment to the subordinated debt financing letter agreement, the Subordinated Promissory Note Borrower and 122 Partners, LLC agreed to extend the maturity date of the 122 Partners Note to April 30, 2021. On March 22, 2021, the Subordinated Promissory Note Borrower executed a second amendment to the 122 Partners Note such that the maturity date of the 122 Partners Note was extended to April 1, 2022. On June 30, 2022, the Subordinated Promissory Note Borrower executed a third amendment to the 122 Partners Note such that the maturity date of the 122 Partners Note was extended to April 1, 2023. On March 30, 2023, the Subordinated Promissory Note Borrower executed a fourth amendment to the 122 Partners Note such that the maturity date of the 122 Partners Note was extended from April 1, 2023 to October 1, 2023. On September 6, 2023, the Subordinated Promissory Note Borrower paid all the principal and interest outstanding as of that date.

Director Independence

At least annually, the Nominating and Corporate Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as stockholder or officer of an organization that has a relationship with the Company). ln addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent of management in connection with the duties of n Compensation Committee member. Each director must keep the Nominating and Corporate Governance Committee fully and promptly informed as to any development affecting a director’s independence.

Our shares of common stock are listed for trading on The Nasdaq Capital Market Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors, In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that each of James D. Allen, Sean Hinze, Thomas O. Katz and T. Scott King is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market. Mr. Dvorkin is not independent based on the shares beneficially owned by him, his businesses, and his direct family members. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

As a result. a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2023, except that (i) each of James D. Allen, H. Russell Heiser Jr. and John Davis failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis, and (ii) each of Howard Dvorkin, T. Scott King and Thomas O. Katz failed to timely file one Form 4, and as a result three transactions were not reported on a timely basis.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2024 Annual Meeting other than those items stated above. If any other business should properly come before the 2024 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 7, 2024

The proxy statement will be mailed to stockholders on or about September 9, 2024.

A copy of our Annual Report for the year ended December 31, 2023 is available without charge upon written request to: Secretary, FlexShopper, Inc., 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. Our annual Report is also available without charge online at our company’s website at https://investors.flexshopper.com/financials-filings/sec-filings.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FLEXSHOPPER, INC.

FLEXSHOPPER, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1 of Article FOURTH thereof in its entirety and replacing Section 1 of Article FOURTH with the following:

“Section 1. Authorization of Shares.

The aggregate number of shares of capital stock which the Corporation will have authority to issue is 100,500,000 shares, consisting of 100,000,000 shares of common stock, having a par value of $0.0001 per share (“Common Stock”), and 500,000 shares of Preferred Stock, having a par value of $0.001 per share (“Preferred Stock”).”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, FLEXSHOPPER, INC. has caused this Certificate to be executed by its duly authorized officer on this [•] day of [•] 2024.

By:
Name:
Title:

A-2

APPENDIX B

Amendment No. 5 to the
FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan

This Amendment (“Amendment”), dated October 7, 2024, of the 2018 Omnibus Equity Compensation Plan (the “Existing Plan,” and as amended, the “Plan”), of FlexShopper, Inc., a Delaware corporation (the “Company”), is made and adopted by the Company, subject to approval of the stockholders of the Company.

Statement of Purpose

The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on March 1, 2018, and by its stockholders on April 26, 2018, and became effective on such date. The Existing Plan was subsequently amended by Amendment No. 1 thereto by the Board on February 21, 2019, and by the Company’s stockholders on May 2, 2019, by Amendment No. 2 thereto by the Board on April 24, 2020, and by the Company’s stockholders on June 10, 2020, by Amendment No. 3 thereto by the Board on March 31, 2021, and by our stockholders on June 9, 2021, and by Amendment No. 4 thereto by the Board on August 8, 2023, and by our stockholders on November 1, 2024. The Board may amend the Plan at any time, pursuant to and subject to Section 5.2 of the Plan, contingent on approval by the stockholders of the Company, if stockholder approval is required by applicable law or applicable securities exchange listing requirements. The Board has determined that it is advisable and in the best interest of the Company to again amend the Plan to increase the number of shares of the Company’s common stock, par value $0.0001 per share, authorized for issuance under the Plan by 3,000,000 shares, and to make the other changes to the Plan described in this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1.      Capitalized Terms.    All capitalized terms used and not defined herein shall have the meanings given thereto in the Plan.

2.      Amendment of Section 4.1 of the Plan.    Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.1 Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed the sum of (1) 8,057,000 shares, plus (2) effective upon November 1, 2023 (subject to stockholder approval), 3,000,000 shares. In addition, Shares underlying any outstanding award granted under a Prior Plan that, after the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plans after the Effective Date. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.”

3.      Amendment of Section 4.3 of the Plan.    Section 4.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.3 Incentive Stock Option Award Limits

Subject to adjustment under Section 15, 11,000,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.”

4.      Reference to and Effect on the Plan.    The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

* * *

Effective October 7, 2024

B-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2024 Vote by Internet – QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail FLEXSHOPPER, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 6, 2024. INTERNET/MOBILE www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY . FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5. Please mark your votes like this 1. Election of Directors FOR ALL FOR ALL EXCEPT WITHHOLD FOR ALL (1) James D. Allen (2) Howard S. Dvorkin (3) Sean Hinze (4) T. Scott King (5) Thomas O. Katz 2. Approval of an amendment to the charter to increase the number of authorized shares of commom stock. FOR AGAINST ABSTAIN 3. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers. FOR AGAINST ABSTAIN 4. Approval of an amendment to our 2018 Omnibus Equity Compensation Plan. FOR AGAINST ABSTAIN 5. Ratification of appointment of Grant Thornton, LLP as our independent registered public accounting firm. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the nominee(s) name(s) on the following blank line.) For All Except: CONTROL NUMBER Signature_______________________________Signature, if held jointly_________________________________Date_____________, 2024. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2024 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 7, 2024 The proxy statement and our Annual Report on Form 10-K are available at https://www.cstproxy.com/flexshopper/2024 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FLEXSHOPPER, INC. The undersigned appoints Howard S. Dvorkin, Chairman, and H. Russell Heiser, Chief Executive Officer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of stock of FlexShopper, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FlexShopper, Inc. to be held on October 7, 2024, or at any adjournment thereof, as instructed below and in their discretion upon all such other matters as may be properly presented for consideration at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)